UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On March 27, 2009, Diedrich Coffee, Inc. (the “Company”) obtained an amended and restated commitment letter (the “Amended Commitment Letter”) from Sequoia Enterprises, L.P. (“Sequoia”) and Vessel Partners, L.P. (collectively, the “Lenders”), each of which is a limited partnership whose general partner also serves as the chairman of the Board of Directors of the Company. The Amended Commitment Letter amends the commitment letter obtained from the Lenders on January 23, 2009 to extend the date by which the Lenders are required to enter into a commitment letter or note agreement not to exceed $5 million with the Company, from March 31, 2009 to April 30, 2009.

In connection with the Amended Commitment Letter, on March 27, 2009, the Company also entered into an Amendment No. 5 (the “NPA Amendment”) to the Contingent Convertible Note Purchase Agreement with Sequoia (the “Note Purchase Agreement”). The NPA Amendment extends the maturity date of the Note Purchase Agreement and the notes issued thereunder until April 30, 2009. Consistent with the Company’s procedures for approving related party transactions, the Audit Committee of the Board of Directors, comprised of James W. Stryker, Timothy J. Ryan and Greg D. Palmer, authorized and approved the NPA Amendment and the transactions contemplated thereby.

The foregoing descriptions of the Amended Commitment Letter and NPA Amendment are qualified in their entirety by reference to the full text of such documents, which are included herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Commitment Letter, dated as of March 27, 2009, by Sequoia Enterprises, L.P. and Vessel Partners, L.P.

10.2	Amendment No. 5 to Contingent Convertible Note Purchase Agreement, dated as of March 27, 2009, by and between Diedrich Coffee, Inc. and Sequoia Enterprises, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2009	DIEDRICH COFFEE, INC.

	By:	/s/ Sean M. McCarthy
Sean M. McCarthy Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Commitment Letter, dated as of March 27, 2009, by Sequoia Enterprises, L.P. and Vessel Partners, L.P.

10.2	Amendment No. 5 to Contingent Convertible Note Purchase Agreement, dated as of March 27, 2009, by and between Diedrich Coffee, Inc. and Sequoia Enterprises, L.P.

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